UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

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Badger Meter, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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BADGER METER, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - APRIL 24, 2026

The Annual Meeting of the Shareholders of Badger Meter, Inc. will be held at the Badger Meter headquarters in the Customer Experience Center, 4545 West Brown Deer Road, Milwaukee, Wisconsin on Friday, April 24, 2026, at 8:30 a.m. Central Time for the following purposes:

1.
To elect as directors the nine nominees named in the Proxy Statement, each for a one-year term;
2.
To conduct an advisory vote to approve the compensation of the company’s named executive officers;
3.
To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the company for the year ending December 31, 2026; and,
4.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR ALL NOMINEES" in Proposal 1, and “FOR” Proposals 2 and 3. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.

Holders of record of our common stock at the close of business on February 27, 2026 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders are entitled to one vote per share.

By Order of the Board of Directors

William R. A. Bergum,
Secretary

March 13, 2026

We urge you to submit your proxy as soon as possible. If the records of our transfer agent, Equiniti Trust Company, LLC, show that you own shares in your name, or you own shares in our Dividend Reinvestment Plan, then you can submit your proxy for those shares via the Internet or by using a toll-free telephone number provided on the proxy card. Or you can mark your votes on the proxy card we have enclosed, sign and date it, and mail it in the postage-paid envelope we have provided. Instructions for using these convenient services are set forth on the proxy card. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be held on April 24, 2026

This Proxy Statement and our 2025 Annual Report on Form 10-K are available at

www.proxyvote.com

2026 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT TABLE OF CONTENTS

BADGER METER, INC.

4545 West Brown Deer Road

Milwaukee, Wisconsin 53223

PROXY STATEMENT

To the Shareholders of BADGER METER, INC.

We are furnishing you with this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (“Board”) of Badger Meter, Inc. (“company”) to be used at our Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at the Badger Meter headquarters in the Customer Experience Center, 4545 West Brown Deer Road, Milwaukee, Wisconsin on Friday, April 24, 2026, at 8:30 a.m. Central Time and at any adjournment or postponement thereof.

If you execute a proxy, you retain the right to revoke it at any time before it is voted by giving written notice to us, by submitting a valid proxy bearing a later date or by voting your shares in person during the Annual Meeting. Unless you revoke your proxy, your shares will be voted at the Annual Meeting as you instructed in your proxy. Anyone who is a shareholder of record as of the close of business on February 27, 2026 (the “record date”) may attend the Annual Meeting and vote in person. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, you may not vote at the Annual Meeting unless you first obtain a proxy issued in your name from your broker, nominee, fiduciary or other custodian.

As of the record date, we had 29,181,598 shares of common stock, par value $1 per share, outstanding and entitled to vote. You are entitled to one vote for each of your shares of common stock.

If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, you will receive a full meeting package including a voting instruction form to vote your shares. Your broker, nominee, fiduciary or other custodian may permit you to vote by the Internet or by telephone. A broker non-vote occurs when your broker, nominee, fiduciary or other custodian submits a proxy card with respect to your shares, but declines to vote on a particular matter, either because such nominee elects not to exercise its discretionary authority to vote on the matter or does not have discretionary authority to vote on the matter. Your broker, nominee, fiduciary or other custodian has the authority under New York Stock Exchange (“NYSE”) rules to vote your unvoted shares on certain routine matters like the ratification of Ernst & Young LLP as the company’s independent registered public accounting firm for 2026, but not the election of directors or other proposals.

We commenced distribution of this Proxy Statement and accompanying form of proxy on or about March 13, 2026.

Note: Websites disclosed herein are not incorporated into the proxy statement by reference.

NOMINATION AND ELECTION OF DIRECTORS

You and the other holders of the common stock are entitled to elect nine directors at the Annual Meeting. If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the election of each of the nine nominees for director identified below. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may only vote your shares with your specific voting instructions for the election of directors. Therefore, we urge you to respond to your brokerage firm so that your vote will be cast.

Directors will be elected by a plurality of votes cast at the Annual Meeting (assuming a quorum is present). If you do not vote your shares at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, and a quorum is present, it will have no impact on the election of directors. Once elected, a director serves for a one-year term or until his/her successor has been duly appointed, or until his/her death, resignation or removal.

If a director receives more “withheld” votes than “for” votes in an uncontested election, the current bylaws of the company state that director will tender his/her resignation to the Chairman of the Board following certification of the shareholder vote, and the Chairman will refer the resignation to the Board's Resignation Committee to consider whether or not to accept such resignation. Thereafter, the Board will disclose its decision regarding whether to accept the director’s resignation (or the reason(s) for rejecting the resignation) in a Current Report on Form 8-K furnished to the Securities and Exchange Commission (“SEC”).

The nominees of the Board for director, together with certain additional information concerning each such nominee, are identified below. All of the nominees are current directors of our company. If any nominee is unable or unwilling to serve, the named proxies have discretionary authority to select and vote for substitute nominees. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

Nominees for Election to the Board of Directors

The Board currently consists of nine directors, all of whom will be standing for reelection. Proxies may not be voted for any individuals who are not nominees.

The following section provides information as of the date of this Proxy Statement about each of the nine nominees. The information presented includes information each director has given us about his/her age and other demographics, positions held, principal occupation, skills and business experience for the past five years, and the names of other public companies where he/she currently serves as a director or has served as a director during the past five years.

The information below presents each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he/she should serve as a director. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the company and our Board.

Summary Information for Board Candidates

Pictured left to right, bottom row: Tessa M. Myers, Glen E. Tellock and Xia Liu; top row: Todd A. Adams, Henry F. Brooks, Melanie K. Cook, James F. Stern, Kenneth C. Bockhorst and James W. McGill

Age
1
3
5
Average
59
years
50s
60s
70s

Tenure
1
1
3
4
Average
6.7
years
0-3 years
4-6 years
7-9 years
10+ years

Ethnic/Racial Diversity
2
7
22.2%
Diverse
Yes
No

Gender
3
6
33.3%
Female
M
F

DIRECTOR MATRIX

	Adams	Bockhorst	Brooks	Cook	Lin	McGill	Myers	Stern	Tellock
Initial Criteria									
Independent	Yes	No	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Other Public Co. Boards	1	1	0	2	0	1	0	0	2
Board Meeting Attendance	100%	100%	100%	100%	100%	100%	100%	100%	100%
Director Skills and Experience									
Executive Leadership	◆	◆	◆	◆	◆	◆	◆	◆	◆
Finance / Accounting	◆			◆	◆			◆	◆
Global Business	◆	◆	◆	◆		◆	◆	◆	◆
M&A	◆	◆	◆	◆	◆	◆	◆	◆	◆
Utility / Water Sector	◆	◆			◆			◆	
Sales & Marketing	◆	◆	◆			◆	◆		
Manufacturing Operations	◆	◆	◆	◆	◆	◆	◆	◆	◆
Cybersecurity			◆				◆	◆	
Technology / Software	◆	◆	◆	◆			◆	◆	
Legal / Risk / Governance	◆	◆	◆	◆	◆	◆	◆	◆	◆
Director Demographics									
Age	55	53	66	53	56	70	49	63	65
Tenure (years)	9	8	4	4	3	6	7	10	9
Gender	M	M	M	F	F	M	F	M	M
Diverse Race / Ethnicity			◆		◆

Detailed Information for Board Candidates
The biographies of our director nominees include career highlights, public company director positions held currently or at any time during the last five years and relevant qualifications, experience, and skills that enhance the Board’s effectiveness. Each nominee was last elected by shareholders at the 2025 Annual Meeting of Shareholders.

Todd A. Adams

Chairman and Chief Executive Officer, Zurn Elkay Water Solutions Corporation

A global provider of water management products, headquartered in Milwaukee, WI

Mr. Adams joined the company in 2004, and his prior roles have included President of the
Water Management platform and Senior Vice President & Chief Financial Officer. Mr.
Adams brings public company leadership and complex manufacturing expertise, as well as deep experience in water management solutions and M&A to the Board.

Kenneth C. Bockhorst

Chairman, President and Chief Executive Officer, Badger Meter, Inc.

Mr. Bockhorst joined Badger Meter as Chief Operating Officer in October 2017 and was promoted to President in April 2018, Chief Executive Officer in 2019 and Chairman of the Board in 2020. Prior to Badger Meter, he served six years at Actuant Corporation (a diversified industrial company; now named Enerpac Tool Group) with earlier career roles in product management and operational leadership at IDEX and Eaton. Mr. Bockhorst is a director of Mirion Technologies, Inc. He has significant global operational and M&A experience which enables him to provide the Board with valuable advice and insights.

Henry F. Brooks

Special Advisor, Collins Aerospace, an RTX Company
One of the world's largest suppliers of aerospace and defense products, headquartered in Charlotte, NC

Mr. Brooks will retire from Collins Aerospace, an RTX Company, in March 2026 after having served as President of the Power & Controls division since 2020. He spent 40 years in progressive leadership roles at Sundstrand Corporation, United Technologies Corporation, Collins Aerospace and RTX, gaining extensive experience across engineering, operations and business unit leadership in the aerospace, defense and industrial sectors. Mr. Brooks brings expertise in long‑term strategic product and software development planning, global operations, M&A execution, talent development and cybersecurity to the Board.

Melanie K. Cook

Retired Chief Operating Officer, GE Appliances
A subsidiary of the Haier Company, one of the world’s largest appliance manufacturers, headquartered in Louisville, KY

Ms. Cook retired from GE Appliances, a Haier Company, in 2021 after having served as Chief Operating Officer since 2017. Prior to that role, she was Vice President of Sourcing from 2014 to 2017 and earlier held multiple positions of increasing responsibility within General Electric, including on the Corporate Audit Staff. She is a director of Commercial Vehicle Group (CVG) and Malibu Boats, Inc. and serves on the Audit Committee for both companies. Ms. Cook’s nearly 30 years of global experience include business unit leadership roles with full profit and loss responsibility; product lifecycle management and digitization; end‑to‑end supply chain and global sourcing; and finance and audit across multiple industries. She brings valuable operational and strategic expertise to the Board.

Xia Liu

Executive Vice President and Chief Financial Officer, WEC Energy Group
One of the largest electric generation and distribution and natural gas delivery holding companies in the U.S., headquartered in Milwaukee, WI

Ms. Liu has served in her current role for about 6 years, following her tenure as Executive Vice President and CFO of CenterPoint Energy from April 2019 to April 2020, and 21 years at Southern Company in a variety of executive finance roles of increasing responsibility. With nearly three decades in the utility industry, she offers deep expertise and valuable insights to the Board in a broad range of areas including finance, strategy, capital allocation, risk management, utility metering, and accounting matters.

James W. McGill

Retired President, Electrical Sector - Americas, Eaton Corporation
A global power management company

Mr. McGill retired from Eaton Corporation in 2017 after having served as President of the Electrical Sector – Americas since 2015 and previously as President of the Electrical Products Group from 2013 to 2015. Earlier in his career, he held multiple senior roles with global responsibility across the company, including serving as Chief Human Resources Officer. He is a director of Powell Industries. Mr. McGill brings significant public company and global leadership experience to the Board, including expertise in human resources, continuous improvement and corporate governance.

Tessa M. Myers

Senior Vice President, Intelligent Devices, Rockwell Automation, Inc.
World’s largest company dedicated to industrial automation and information, headquartered in Milwaukee, WI

Ms. Myers has served as Senior Vice President of Intelligent Devices at Rockwell Automation since 2022. She spent 25 years in senior roles across sales, channel management and regional business unit leadership, including global assignments in Singapore and Canada, in positions such as Global Vice President, Software & Control, and Regional President, North America. Throughout her marketing, product management and engineering roles, she has developed expertise in “smart” devices, data and analytics connectivity, Internet of Things ("IoT") and cybersecurity, which allows her to provide valuable advice and insights to the Board.

James F. Stern

Executive Vice President, Corporate Development, Strategy and Secretary, A. O. Smith Corporation
A Milwaukee-based global manufacturer of water heating and water treatment products

Mr. Stern was appointed to his current position in October 2025 after having joined A. O. Smith Corporation as executive vice president, general counsel and secretary in 2007. He has more than 35 years of experience in management, corporate governance, strategy, government affairs and M&A. He is a past president and member of the board of governors of the Water Quality Association. He also serves on the board of directors of The Water Council, of which he was chairman from 2018 - 2024. Mr. Stern’s legal, international and water industry background, and public company experience brings valuable advice and insights to the Board.

Glen E. Tellock

Retired President and Chief Executive Officer, Lakeside Foods, Inc.

A premier private brand supplier of canned and frozen vegetables, headquartered in Manitowoc, WI

Mr. Tellock retired from Lakeside Foods, Inc. in 2021 after serving as President and Chief Executive Officer since 2016. Previously, he spent more than two decades with The Manitowoc Company, Inc., where he progressed through key executive roles, including Chief Financial Officer and later Chairman, President and Chief Executive Officer. He currently serves on the boards of Nicolet National Bank and WEC Energy Group. Mr. Tellock’s past experience as Chief Executive Officer of a public manufacturing company enables him to provide valuable advice and insights to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR ALL NOMINEES” AS IDENTIFIED ABOVE

Independence, Meetings and Committees

The Board held four regular meetings and one special meeting in 2025. A closed session for only independent directors was held following each of the regular Board meetings. All members of the Board attended the 2025 Annual Meeting of Shareholders. It is the Board’s policy that all directors participate in the Annual Meeting of Shareholders, unless unusual circumstances prevent such attendance.

Our Board has three standing committees: the Audit and Compliance Committee (“Audit Committee”), the Compensation and Human Resources Committee (“Compensation Committee”) and the Corporate Governance and Sustainability Committee (“Governance Committee”). The Board has adopted written charters for each committee, which are available on our website at investors.badgermeter.com under the selection "Governance"- “Governance Documents.”

In making independence determinations, the Board observes all criteria for independence established by the SEC, the NYSE, and other governing laws and regulations. The Board has determined that each of the directors (other than Mr. Bockhorst) (i) is “independent” within the definitions contained in the current NYSE listing standards and our Principles of Corporate Governance; (ii) meets the categorical independence standards adopted by the Board (set forth below); and (iii) has no other “material relationship” with the company that could interfere with his/her ability to exercise independent judgment. In addition, the Board has determined that each member of the Audit Committee and Compensation Committee, respectively, meets the additional independence standards of the NYSE.

Committee Composition and Functions

Committee	Primary Committee Functions
Audit and Compliance Xia Liu, Chair Melanie K. Cook Tessa M. Myers James F. Stern 2025 Meetings - 6
•
oversees our financial reporting process on behalf of the Board and reports the results of its activities to the Board
•
selecting and engaging, with shareholder ratification, an independent registered public accounting firm(1)
•
discussing with the independent registered public accounting firm and internal auditors the scope and results of audits
•
monitoring our internal controls, ethics and compliance risk management, as well as key guidelines and policies governing the company’s processes for enterprise risk management, including cybersecurity risks
•
pre-approving and reviewing audit fees and other services performed by our independent registered public accounting firm
•
establishes and oversees procedures for the receipt, retention and treatment, on a confidential basis, of any concerns regarding questionable accounting, internal controls or auditing matters
•
two members (Ms. Cook and Ms. Liu) qualify as “audit committee financial experts” as defined by the SEC; all members meet the financial literacy requirements of the NYSE

Compensation and Human Resources James W. McGill, Chair(2) Todd A. Adams Henry F. Brooks Glen E. Tellock 2025 Meetings - 3
•
reviews and establishes all forms of compensation for our executive officers and directors
•
oversees the comprehensive organizational talent process
•
oversees our compensation plans, including the various stock plans
•
reviews the various management development and succession programs
•
addresses compensation-related risks

Corporate Governance and Sustainability Glen E. Tellock, Chair James W. McGill Tessa M. Myers James F. Stern 2025 Meetings - 2
•
recommends nominees for the Board
•
oversees all matters related to director performance
•
assists the Board in providing oversight of the company’s environmental, social and governance matters
•
oversees all corporate governance matters, including monitoring and evaluating Board and committee skills, experience, tenure, diversity and performance and developing and recommending to the Board the company’s Principles of Corporate Governance
•
oversees annual self-assessments of Board and committee effectiveness

(1) In overseeing the independent registered public accounting firm, the Audit Committee, among other things, (i) reviews the independence of the independent registered public accounting firm; (ii) reviews periodically the level of fees approved for the independent registered public accounting firm and the pre-approved non-audit services it has provided; (iii) reviews the performance, qualifications and quality control procedures of the independent registered public accounting firm; (iv) reviews the selection of the lead engagement partner; (v) conducts the periodic consideration and impact of independent auditor rotations; and (vi) reviews the scope of and overall plans for the annual audit and interactions with the company's internal audit function.

(2) Mr. McGill was appointed Chair of the Compensation Committee in November 2025, upon which Mr. Adams remained a committee member.

Leadership Structure

Mr. Bockhorst was appointed Chairman of the Board in January 2020. The Board believes it is in the best interests of the company to combine the positions of Chairman and CEO because it provides unified leadership and direction. In addition, Mr. Bockhorst has an in-depth knowledge of the business that enables him to effectively set appropriate Board agendas and ensure processes and relationships are established with both management and the independent directors, as the Board works together to oversee the company’s management and affairs. The Board retains the authority to modify this leadership structure as and when appropriate to best address the company’s circumstances and advance the interests of all shareholders.

Because our Chairman is not an independent director, the independent directors on our Board believe it is appropriate to appoint one of the elected independent directors as a lead outside director ("Lead Director"). Once appointed, our Lead Director serves for a three-year term contingent upon annual re-election by shareholders. If reappointed, the Lead Director can serve up to two consecutive terms. The Lead Director works with our Chairman and other Board members to provide strong, independent oversight of our management and affairs. Mr. Tellock currently serves as the independent Lead Director.

The following summarizes the key roles and responsibilities of the Chairman and Lead Director, respectively:

Kenneth C. Bockhorst, Chairman	Glen E. Tellock, Lead Director
•
Provides strategic vision for the company as Chairman and CEO
•
Establishes the agenda for Board meetings
•
Presides at meetings of the Board
•
Ensures the provision of proper meeting materials and attendance of executives and advisors for meetings of the Board
•
Consults with the Governance Committee on matters of corporate governance
•
Consults with the Governance Committee on committee composition and leadership structure
•
Acts as Chairman of and presides at meetings of shareholders
•
Calls special meetings of the Board
•
Does not serve on any committees but attends all committee meetings

•
Works to ensure the Board functions with appropriate independence from management
•
Acts as a key liaison between the Chairman and the independent directors
•
Communicates Board feedback to the Chairman after each Board meeting
•
Collaborates with the Chairman to develop Board meeting agendas
•
Collaborates with the Compensation and Human Resources Committee to conduct the annual evaluation of the performance of the Chairman and CEO
•
Collaborates with the Chairman and Governance Committee on matters related to Board and Committee evaluation and effectiveness.
•
Presides at independent director sessions of the Board
•
Presides at Board meetings if the Chairman is not present
•
Calls meetings of the independent directors when necessary

In describing his role and responsibilities as Lead Director, Mr. Tellock stated:

"A critical element of our independent oversight includes assessing the Board's performance and driving continuous improvement in our overall effectiveness. It also includes ensuring a productive partnership with management. I work closely with our Chairman and CEO to ensure that in addition to scheduled Board and Committee meetings, our directors engage with management to provide additional insight on matters of strategic importance. As a Board, we remain focused on delivering long-term shareholder value and we appreciate investors' trust and confidence in our leadership."

Board Role in Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful business and fulfilling its fiduciary responsibilities to the company and its shareholders. Our Board is responsible for assuring that an appropriate culture of risk management exists within the company and for setting the right “tone at the top.” The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational and strategic objectives for the improvement of long-term organizational performance and shareholder value creation.

A fundamental element of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting the company’s business strategy is a key part of its assessment of management’s tolerance for risk and also a determination of what constitutes an appropriate level of risk for the company.

The company’s Enterprise Risk Management ("ERM") process aims to identify, manage and monitor significant and material risks. A cross-functional group of executives prioritizes identified risks and assigns an executive to address each major identified risk area and lead action plans to manage each risk. Our Board provides oversight of the ERM process and reviews the significant identified risks. Our various Board committees also play a role in risk management, as detailed in their respective charters.

Cybersecurity is a critical component of the company’s ERM program. Badger Meter has established an information security framework to help safeguard the confidentiality, integrity, privacy and availability of information assets and ensure regulatory, operational, and contractual requirements are fulfilled. The framework includes an information security training program for all employees as well as incident response planning with regular exercises to help ensure its effectiveness and the company's overall preparedness. As part of the framework, senior management meets monthly as part of the Cybersecurity Steering Committee to direct proper action to mitigate any identified risks. The framework is aligned to industry standards including National Institute of Standards and Technology (“NIST”), International Organization for Standardization ("ISO") 27001, Service Organization Control 2 ("SOC2") and Sarbanes Oxley Act of 2002 ("SOX"). In addition to the framework, among other mitigating actions, the company maintains cybersecurity liability insurance. The Board and the Audit Committee provide oversight over cybersecurity risk. The Board has three directors with cybersecurity expertise and also receives annual cybersecurity updates from senior management, including the Director-Information Systems (who serves as the company's Chief Information Security Officer), and the Audit Committee provides a deeper level of oversight through multiple engagements with senior management. While the company has experienced, and expects to continue to experience cyber threats, no material incidents or breaches have occurred.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risks, including overseeing the integrity of the company’s financial statements, qualifications and independence of the independent registered public accounting firm, internal controls and general corporate ethics and compliance. In addition, the Audit Committee annually reviews and assesses the effectiveness of the company’s overall compliance program. The Compensation Committee focuses on compensation risks, including risks associated with our workforce and the administration and structure of our employee benefit plans. The Governance Committee focuses on corporate governance policies and practices that help mitigate risk as well as risks associated with the environment, climate change and social topics.

Shareholder Outreach

The company regularly engages with its shareholders through proactive outreach efforts covering an array of topics such as financial performance, strategy, compensation matters, human capital management, corporate governance, corporate sustainability and other matters. This shareholder outreach takes a combination of forms, including investor conferences and dedicated in-person or virtual meetings. Badger Meter management routinely reports to the Board and specific Board committees on the substance and nature of its shareholder discussions.

In conjunction with each year's proxy, the company conducts substantial outreach efforts among its shareholders to gain insight and understanding of their respective views of the company’s compensation and governance matters and shareholder proposals. In 2025, outreach discussions were held with investors collectively holding over 10 million shares, almost 35% of the company’s outstanding shares, and included 3 of the company’s top 10 largest shareholders.

A summary of key topics discussed during our various outreach touchpoints are included below.

What We Heard	How We Responded
Shareholders requested information pertaining to the company's current or future tariff-related exposures.	• Investor materials included a summary of relevant exposures and potential impacts on the company's current or future revenue and profitability in order to inform scenario analyses.
Shareholders requested additional insight into capital allocation priorities, including philosophy on share repurchases.	• Modified investor materials to include share repurchases as another avenue for returning cash to shareholders when the market price of shares indicate an attractive future return on investment.
Shareholders requested additional information on Board oversight activities conducted by the Lead Director.
•
Mr. Tellock participated in shareholder outreach to explain the Board's philosophy on oversight, including his personal approach of maintaining open communication with each Board member through regularly scheduled meetings, in accordance with our Principles of Corporate Governance.

Corporate Responsibility

With the support and oversight of our Board, we continue to advance the tenets of sustainability and corporate responsibility. Sustainability is an essential component of our corporate strategy and our aim to grow both our business and positive impact in the world by enabling our customers to do the same. By managing sustainability as a process, it enables us to reduce our environmental footprint while continuing to grow our business. Taking this holistic approach to sustainability, we prioritize strong governance, effective risk management, product innovation and employee engagement, allowing us to safeguard our future.

The Board, primarily through its Governance Committee, provides oversight of the company’s overall approach to environmental, social and governance ("ESG") matters. The approach is informed by regular engagement with shareholders and other stakeholders. In connection with this oversight, the Board and Governance Committee have reviewed the company’s sustainability strategy and regularly discuss this strategy with management.

The following reflects several of the key recent actions, activities and highlights representing the company’s continuous improvement efforts across sustainability matters:

•
A 20% reduction in Scope 1 and 2 emissions intensity year-over-year, reflecting 55% cumulative reduction in intensity from the 2020 baseline.
•
A new goal to reduce GHG intensity by 30% by 2030, using 2024 as the new baseline.
•
An 18% year-over-year reduction in absolute water consumption, driving a 30% reduction in water intensity.
•
Improved employee engagement scores as measured by our fourth annual global survey with 95% participation.
•
A 2024 study indicated that our industry-leading cellular AMI technologies enable our customers to more quickly detect leaks that yield an estimated 5 billion gallons of annual water savings.

For more information on sustainability, please visit: https://www.badgermeter.com/sustainability-and-ethics/

Nomination of Directors

All members of the Governance Committee meet the definition of independence set forth by the NYSE. The Governance Committee is responsible for recommending nominees for our Board. The Board has adopted a policy by which the Governance Committee will consider nominees for Board positions, as follows:

The Governance Committee will review each candidate’s qualifications in light of the needs of the Board and the company, considering the current mix of director attributes and other pertinent factors, with the following minimum qualifications which must be met by each director nominee:

•
Each director must display the highest personal and professional ethics, integrity and values.
•
Each director must have the ability to exercise sound business judgment.
•
Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.
•
Each director must have relevant expertise and experience, and be able to offer advice and guidance to the CEO based on that expertise and experience.
•
Each director must be able to represent all shareholders of the company and be committed to enhancing long-term shareholder value.
•
The majority of the directors must be independent, as defined herein and according to applicable rules of the SEC and the listing standards of the NYSE.
•
Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the company’s business.
•
At least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the SEC.
•
The Board believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of the company’s constituents.
•
No candidate, including current directors, may stand for reelection after reaching the age of 72.
•
The Governance Committee will consider candidates recommended by shareholders. There are no differences in the manner in which the Governance Committee evaluates candidates recommended by shareholders and candidates identified from other sources.
•
To recommend a candidate, shareholders should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. Such recommendation should include the nominating shareholder’s stock ownership, the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the Proxy Statement and to serve as a director if elected.
•
To be considered by the Governance Committee for nomination and inclusion in our Proxy Statement, the Board must receive shareholder recommendations for director no less than 60 days and no more than 90 days prior to the second Saturday in the month of April or as otherwise stated in the company’s Proxy Statement. See “Shareholder Proposals” for the deadline for shareholder recommendations for directors with respect to the 2026 Annual Meeting of Shareholders.

During 2025, and as of the date of this Proxy Statement, the Governance Committee did not pay any fees to third parties to assist in identifying or evaluating potential candidates.

Communications with the Board

Shareholders and non-shareholders may communicate with the full Board of Directors, non-management directors as a group or individual directors, including the Chairman or Lead Director, by submitting such communications in writing to the intended recipient, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. The Secretary will forward communications received to the appropriate party.

Categorical Independence Standards for Directors

The company’s categorical independence standards for directors are contained in the company’s Principles of Corporate Governance, which are annually reviewed by the Governance Committee. If appropriate, changes are recommended to the Board for approval.

A director who at all times during the previous three years has met all of the following categorical standards and has no other material relationships with Badger Meter, Inc. will be deemed to be independent:

1.
The company has not employed the director, and has not employed (except in a non-executive officer capacity) any of his or her immediate family members. Employment as an interim Chairman or CEO does not disqualify a director from being considered independent following that employment.
2.
Neither the director, nor any of his or her immediate family members, has received more than $120,000 per year in direct compensation from the company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the company need not be considered in determining independence under this test.
3.
The director has not been employed by, or affiliated with the company’s present or former internal or external auditor, nor have any of his or her immediate family members been so employed or affiliated (except in a nonprofessional capacity).
4.
Neither the director, nor any of his or her immediate family members, has been part of an “interlocking directorate” in which any of the company’s present executives serve on the compensation (or equivalent) committee of another company that employs the director or any of his or her immediate family members in an executive officer capacity.
5.
Neither the director, nor any of his or her immediate family members (except in a non-executive officer capacity), has been employed by a company that makes payments to, or receives payments from, the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. In applying this test, both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the company and the director’s or immediate family member’s current employer; the company need not consider former employment of the director or immediate family member.
6.
Neither the director, nor any of his or her immediate family members, has been an employee, officer or director of a foundation, university or other non-profit organization to which the company gives directly, or indirectly through the provision of services, more than $1 million per annum or 2% of such organization’s consolidated gross revenues (whichever is greater).

In addition to satisfying the criteria set forth above, directors who are members of the Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following additional criteria:

1.
A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the company or any subsidiary thereof, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service).
2.
A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee, be an affiliated person of the company.
3.
If an Audit Committee member simultaneously serves on the audit committees of more than two other public companies, then the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the company’s Audit Committee. The company must disclose this determination in its Proxy Statement.

Available Corporate Governance Information

The company’s Code of Business Conduct, Principles of Corporate Governance, Code of Conduct for Financial Executives and Charters of all current Board Committees are available on our website at investors.badgermeter.com under the selection “Governance”- “Governance Documents”. Copies can also be obtained by writing to the Secretary of Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536.

RELATED PERSON TRANSACTIONS

We had no transactions during 2025, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•
A “related person” means any person who is, or was at some time since the beginning of the last fiscal year, (a) one of our directors, executive officers or nominees for director, (b) a greater than five percent beneficial owner of our common stock, or (c) an immediate family member of the foregoing; and
•
A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Governance Committee certain information relating to related person transactions for review and approval by the Governance Committee. Disclosure to the Governance Committee must occur before the executive officer, director or nominee for director enters into the related party transaction. The Governance Committee’s decision whether or not to approve a related person transaction is to be made in light of the Governance Committee’s determination that consummation of the transaction is not inconsistent with the interests of the company and its shareholders. Any related person transaction must be disclosed to the Board.

Certain related person transactions are deemed pre-approved, including, among others, (a) any transaction with another company, or charitable contribution, grant or endowment to a charitable organization, foundation or university, at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or two percent of the company’s total annual revenues or the charitable organization’s total annual receipts, and (b) any transaction involving a related person where the rates or charges involved are determined by competitive bids.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information concerning persons known by us to beneficially own more than five percent of our common stock as of February 27, 2026.

Name	Aggregate Number of Shares	Percent of Common Stock Beneficially Owned
BlackRock, Inc.	4,989,045	17.1%	(1)
50 Hudson Yards New York, NY 10001
The Vanguard Group, Inc.	3,985,421	13.7%	(1)
100 Vanguard Boulevard Malvern, PA 19355
State Street Corporation	1,561,365	5.4%	(1)
State Street Financial Center
One Congress Street, Suite 1
Boston, MA 02114
(1)
Beneficial ownership at December 31, 2025 per Schedule 13G and/or 13F filings.

The following table sets forth, as of February 27, 2026, the number of shares of common stock beneficially owned and the number of exercisable options outstanding by (i) each of our directors and nominees, (ii) each of the executive officers named in the Summary Compensation Table set forth below (referred to as the named executive officers or “NEOs”), and (iii) all of our directors and executive officers as a group. SEC rules define “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to such security.

Named Executive Officers and Director Nominees	Aggregate Number of Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (1)
Todd A. Adams	-	*	(2)
Kenneth C. Bockhorst	105,465	0.4%	(3)
Henry F. Brooks	2,285	*
Melanie K. Cook	2,285	*
Xia Liu	-	*	(4)
James W. McGill	6,730	*
Tessa M. Myers	7,473	*
James F. Stern	10,226	*
Glen E. Tellock	10,226	*
William R. A. Bergum	35,661	0.1%	(5)
Sheryl L. Hopkins	6,527	*	(6)
Kimberly K. Stoll	16,719	0.1%	(7)
Robert A. Wrocklage	31,046	0.1%	(8)

All Director Nominees and Executive Officers as a Group (19 persons, including those named above)	277,606	1.0%	(9)
*
Less than 0.1%
(1)
Unless otherwise indicated, the beneficial owner has sole investment and voting power over the reported shares, which includes shares from stock options that are exercisable, and performance share units that vest, at or within 60 days of February 27, 2026.
(2)
Does not include deferred director fee holdings of 15,996 phantom stock units held by Mr. Adams under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the common stock. When a participant chooses to exit the plan, the phantom stock units are paid out only in cash.
(3)
Mr. Bockhorst has sole investment and voting power over 33,228 shares he holds directly, 256 shares in our Employee Savings and Stock Ownership Plan, 6,785 shares of restricted stock, as well as 44,050 shares subject to stock options that are exercisable and 21,146 performance share units that vest at or within 60 days of February 27, 2026.
(4)
Does not include deferred director fee holdings of 3,317 phantom stock units held by Ms. Liu under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the common stock. When a participant chooses to exit the plan, the phantom stock units are paid out only in cash.

(5)
Mr. Bergum has sole investment and voting power over the 12,218 shares held directly, 11,951 shares in our Employee Savings and Stock Ownership Plan, 921 shares of restricted stock and 9,458 shares subject to stock options that are exercisable and 1,113 performance share units that vest at or within 60 days of February 27, 2026.
(6)
Ms. Hopkins has sole investment and voting power over the 3,679 shares held directly, 677 shares in our Employee Savings and Stock Ownership Plan, 978 shares of restricted stock as well as 1,193 performance share units that vest at or within 60 days of February 27, 2026.
(7)
Ms. Stoll has sole investment and voting power over 2,677 shares held directly, 6,501 shares in our Employee Savings and Stock Ownership Plan, 970 shares of restricted stock as well as 5,180 shares subject to stock options that are exercisable and 1,391 performance share units that vest, at or within 60 days of February 27, 2026. She has shared investment and voting power over 427 shares she owns with her spouse.
(8)
Mr. Wrocklage has joint investment and voting power with his spouse over 16,501 shares held directly, and sole investment and voting power over 172 shares in our Employee Savings and Stock Ownership Plan, 3,040 shares of restricted stock as well as 7,755 shares subject to stock options that are exercisable and 3,578 performance share units that will vest at or within 60 days of February 27, 2026.
(9)
For the group, the percentage was calculated by including all shares that the members have the right to acquire within 60 days of February 27, 2026.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation programs and the compensation decisions made for our Named Executive Officers ("NEOs"). In 2025, our NEOs were:

•
Mr. Kenneth C. Bockhorst, Chairman, President and Chief Executive Officer;
•
Mr. Robert A. Wrocklage(1), Senior Vice President – Chief Financial Officer;
•
Ms. Sheryl L. Hopkins, Vice President – Human Resources;
•
Ms. Kimberly K. Stoll(2), Vice President – Sales and Marketing; and
•
Mr. William R. A. Bergum, Vice President – General Counsel and Secretary

(1)
Mr. Wrocklage was appointed Executive Vice President of North America Municipal Utility, effective January 1, 2026.
(2)
Ms. Stoll was appointed Vice President – Customer Support and General Manager – SmartCover, effective January 1, 2026.

Overview of Compensation Policies and Procedures

Our executive compensation program for all executive officers, including each NEO, is administered by the Compensation and Human Resources Committee (“Compensation Committee”). The Compensation Committee is comprised of four independent directors.

The Compensation Committee is committed to developing and implementing an executive compensation program that rewards our executives for achieving specific strategic goals of the company and directly aligns the interests of all executive officers with the interests of shareholders. Some highlights of our executive compensation program are as follows:

•
Performance-Driven Design: The executive compensation program is designed to attract and retain qualified executive officers, as well as motivate and reward individual and company performance.
•
Competitive and Balanced Pay Structure: The Compensation Committee seeks to maintain a fair and market competitive compensation structure for our executive officers, including each NEO, that supports our business by establishing an emphasis on balancing critical annual objectives and long-term strategy without encouraging excessive risk taking.
•
Pay Linked to Measurable Results: The payment of annual incentive compensation is directly linked to the achievement of performance goals approved by the Compensation Committee. See “Total Compensation and Link to Performance” below.
•
Long-Term Incentives Aligned with Shareholders: The long-term incentive program is designed to align with shareholder interests by using equity and other awards based on the achievement of long-duration targets in order to ensure that our executive officers are committed to and focused on our long-term success.
•
Strong Governance and Risk Management: Compensation policies are structured to drive enterprise financial and operational outcomes in a manner that improves the company’s operational performance, creates shareholder value and aligns management and shareholder interests, without encouraging excessive risk taking. To further mitigate the potential for excessive risk taking, the Compensation Committee conducts an annual risk assessment of our compensation plans and places significant emphasis on variable and equity-based incentive compensation and stock ownership by executive officers. See “Risk Assessment” below.

While the Compensation Committee retains sole authority in making its decisions and recommendations regarding executive compensation, it considers and reviews, among other things:

•
Market Compensation Data: The Compensation Committee evaluates compensation data for comparable businesses of similar size and business activity as provided by an independent executive compensation consultant. This data includes details on base salary and bonus, separately and on a combined basis, as well as total cash and long-term incentive compensation. The Compensation Committee uses this market-based data as one reference point for assessing compensation practices and as a source of comparative information to assist in determining the various components of compensation. However, it does not use this information to mathematically calculate compensation nor limit itself to any specified range. The Compensation Committee reviews market-based data in general terms and applies judgment and discretion based on individual circumstances rather than simply targeting a level of compensation that falls within a specific range.
•
Company Financial Performance: The Committee reviews our financial performance as a whole relative to the prior year, the annual financial plan and multi-year strategic plans. The Committee also reviews other meaningful financial data, such as, but not limited to, sales, profitability, return on invested capital, cash generated from operations, primary working capital and overall financial position.
•
CEO Recommendations: The Committee takes into account the CEO's recommendations regarding compensation for other executive officers, including the NEOs. The CEO does not participate in determining or recommending his own compensation. The Committee gives significant weight to the CEO's recommendations while retaining full responsibility for all executive compensation, policies and programs.
•
Shareholder Input and Outreach: The Committee considers the results of our annual advisory “say-on-pay” vote, when making executive compensation decisions. The company currently solicits say-on-pay votes annually, which is consistent with the results of the shareholder advisory vote on “say-on-pay frequency” that was last held at the 2025 annual meeting. At the 2025 annual meeting, approximately 92% of shares voted approved the compensation of the company’s executive officers on an advisory basis. Based on this result, the Committee concluded that our shareholders affirmatively support the company’s executive compensation philosophy, program and decisions. As further discussed in the “Shareholder Outreach” section above, from time to time, we also meet or speak with various shareholders to discuss corporate governance, executive compensation and other matters. The Compensation Committee has considered, and will continue to seriously consider, feedback from these discussions as it reviews and evaluates our corporate governance practices and executive compensation program.

Executive Compensation and Governance Practices and Standards

We endeavor to maintain sound governance practices and standards consistent with our executive compensation philosophies. Below is a summary of those practices and standards:

What We Do	What We Do Not Do

✓  Use performance metrics that align pay with performance

✓  Cap payouts under our annual cash bonus and long-term incentive plans

✓  Employ robust stock ownership guidelines for our CEO, NEOs and all executive officers

✓  Apply clawback provisions to annual cash bonus and long-term incentive plans, including time-based equity compensation

✓  Engage an independent compensation consultant that reports to the Compensation Committee

✓  Prohibit short sales, hedging or pledging of our stock by our executive officers and directors

✓  Comprise the Compensation Committee of entirely independent directors

✓  Compensation Committee regularly meets in executive session without management present

✓  Compensation Committee performs an annual risk assessment of compensation practices

✗  Provide excise tax gross-ups

✗  Offer excessive executive perquisites

✗  Provide single-trigger change-in-control severance benefits

✗  Reprice stock options

✗  Provide incentive programs that encourage excessive risk taking

Role of Compensation Consultant

For 2025, the Compensation Committee engaged Willis Towers Watson PLC (“WTW”), an independent executive compensation consultant. In addition, the committee engaged Zayla, another independent executive compensation consultant, to perform a compensation risk assessment. The Compensation Committee generally engages independent compensation consultants and has the authority to approve fees and other terms of these engagements. The consultants' duties for 2025 were to evaluate executive compensation, to discuss with the Compensation Committee general compensation trends, to assist the Compensation Committee with reviewing the company’s peer group, to provide the Compensation Committee with competitive market data relating to the compensation of each of our NEOs, to benchmark Key Executive Employment and Severance Agreements ('KEESA"), and to assist our CEO in developing compensation recommendations to present to the Compensation Committee for the executive officers other than himself. The compensation consultants provide the Committee with advice, consultation and market information on a regular basis, as requested, throughout the year. The executive compensation consultants do not make specific recommendations on individual compensation amounts for the executive officers, nor do the consultants determine the amount or form of executive compensation. The Compensation Committee has assessed the independence of WTW and Zayla pursuant to SEC rules and NYSE listing standards and affirmatively determined that both firms' services do not represent any conflicts of interest.

Total Compensation and Link to Performance

We seek to compensate our executive officers at market competitive levels, with the opportunity to earn above-median compensation for above-market performance, through programs that emphasize variable, performance-based incentive compensation in the form of annual cash bonuses, equity-based awards and a long-term incentive program. To that end, total executive compensation is tied to company performance and is structured to ensure that, due to the nature of our business, there is an appropriate emphasis on balancing critical annual objectives and long-term strategy. We also strive to strike a balance between company financial performance and the individual performance of our executive officers. For example, the annual bonus plan is based primarily on select annual financial metrics, but includes an individual performance component for each NEO other than our CEO. The long-term incentive plan, in contrast, is based solely on financial performance, and includes awards that vest based upon the achievement of financial targets measured over a three-year performance period, and equity grants that increase or decrease in value with changes in the stock price. These programs are further described under “Amount and Elements of Compensation” below.

For those compensation components where individual performance is a consideration, individual performance is considered as part of the overall evaluation process. This evaluation of individual performance impacts the annual adjustment to base salaries for all of our executive officers and also may impact payments made under the annual bonus plan for all officers except the CEO. For the period disclosed, the Compensation Committee determined that the performance of all executive officers was satisfactory. As such, annual base salary adjustments were made for each executive officer based upon recommendations from the CEO (for all executive officers except the CEO) and the judgment of the Compensation Committee, and there were no discretionary increases or decreases to payments made under the annual bonus plan for 2025.

Amount and Elements of Compensation

The Compensation Committee determines the amounts and elements of compensation for our executive officers. Our executive compensation program includes base salaries, benefits, a short-term annual cash bonus plan and a long-term incentive program that utilizes a mix of restricted stock and performance share awards.

Compensation Survey Data. In establishing compensation levels for each executive officer, the Compensation Committee generally references data provided by WTW for organizations of similar size and business activity. WTW provided data from two sources: general industry survey data and the proxy statements of the peer group described below. The general industry survey data was obtained from the 2025 WTW Executive Compensation Database Survey. This data set is comprised primarily of publicly traded companies and applies a broad definition of similar business activity, providing a comprehensive basis for evaluating Badger Meter’s compensation relative to the market. The survey includes salaries, bonuses, total cash compensation, long-term incentive compensation, and total direct compensation. Where appropriate, the data was size-adjusted using regression analysis based on company revenues.

Peer Group Data. As noted above, the Compensation Committee also reviews compensation data from the proxy statements of a peer group when establishing executive compensation levels. The Compensation Committee reviews and approves the peer group annually, considering factors such as business model and complexity, company size, peer group size, the competitive market for executive talent, investor profile, and industry similarity. For 2025, this analysis resulted in no change to the peer group from the prior year. The companies in the peer group for 2025 were:

Brady Corporation	ESCO Technologies, Inc.	Kadant, Inc.	Standex International Corporation
CTS Corporation	The Gorman-Rupp Company	Lindsay Corporation	Strattec Security Corporation
Douglas Dynamics, Inc.	Helios Technologies, Inc.	Mirion Technologies, Inc.	Watts Water Technologies, Inc.
Enerpac Tool Group	Itron, Inc.	Mueller Water Products, Inc.	Zurn Elkay Water Solutions

Base Salary. Our philosophy is to pay executive officers at market, with appropriate adjustments for performance and levels of responsibility. To aid the Compensation Committee in its understanding of each executive officer’s performance and levels of responsibility, the Compensation Committee is given a five-year history, which sets forth the base salary, short-term incentive awards, and long-term compensation of each such officer.

Base salary increases across all executive officers for calendar year 2025 were approved by the Compensation Committee on November 18, 2024 and ranged from 4% to 14%. Base salary increases were approved for Mr. Bockhorst and Mr. Wrocklage at 6% and 11%, respectively, in recognition of their current and future contributions to strategic execution and record financial results. One executive officer taking on additional responsibility was granted a 14% increase. The remainder received increases in the 4%-9% range, reflecting salary progression to market. All increases aligned with our philosophy to set base salaries at market to maintain competitive salary levels based on a review of executive roles, responsibilities and contributions.

Annual Bonus Plan. Our annual bonus plan is designed to reward executive officers, along with most salaried and non-union hourly/non-exempt employees globally not otherwise eligible to participate in other incentive or statutory bonus programs. The plan is intended to provide a competitive level of compensation when performance objectives and metrics are achieved.

Under the 2025 annual bonus plan, the target bonus level for the CEO was 110% of base salary (unchanged from 2024), the CFO target bonus level was 70% (unchanged from 2024) and the target bonus levels for the remaining officers including the other NEOs ranged from 45% to 50% of base salary, depending on the role and the scope of the NEOs duties and responsibilities.

The targets set pursuant to the annual bonus plan for 2025 were comprised of two equally weighted financial performance metrics: adjusted EBITDA (50% weighting) and adjusted absolute free cash flow (50% weighting). We generally define EBITDA as GAAP net earnings plus interest, income taxes, depreciation and amortization. We define absolute free cash flow as GAAP cash flow from operations less capital expenditures. The company believes EBITDA is an important supplemental measure of performance and is frequently used by analysts, investors, lenders and other interested parties in evaluating companies in our industries. Further, the company believes absolute free cash flow is an important metric as it reflects the company’s ability to generate cash and therefore, to support sustained growth of the company’s revenue, profits, and returns over time.

The Compensation Committee considered multiple factors in setting the financial performance threshold, target and maximum performance goals including our annual financial and strategic business plans, our historical performance, the projected contributions of recently completed acquisitions, carry-over implications of accruals and adjustments, and other factors the Compensation Committee deemed appropriate.

Per the terms of our annual bonus plan, the Compensation Committee may make adjustments to reported EBITDA and free cash flow for certain items. For example, in the past the Compensation Committee has excluded pension curtailment or termination charges, costs (other than internal labor) associated with actual or potential acquisitions, results of newly acquired entities not contemplated at the time of target setting and other non-operating items such as the impact of foreign exchange rate changes and significant gains or losses from the disposal or impairment of long-term assets. For 2025, the Compensation Committee approved adjustments to EBITDA (and related bonus payments) for costs associated with acquisition due diligence activities and the effects of foreign exchange rates on actual results from when targets were established.

Details of the annual bonus targets and achievement for the two financial performance metrics for 2025 were as follows (in millions):

	2025 Annual Bonus Scale			2025 Annual Bonus Achievement
	Threshold	Target	Maximum	Actual
2025 Adjusted EBITDA	$196.2	$210.0	$224.0	$218.4
Bonus Payout	50%	100%	200%	159.7%
2025 Absolute Free Cash Flow	$135.0	$145.0	$155.0	$169.8
Bonus Payout	50%	100%	200%	200.0%

The blended results of the individual metric achievement noted above equated to a combined bonus payout for all NEOs of 179.8%.

The 2025 annual bonus for each executive officer, except the CEO, could also be adjusted up or down 10% at the discretion of the Compensation Committee. Further, the Compensation Committee has the authority to award special performance bonuses. No such adjustments were made for 2025 for the regular program, and no special performance bonuses were awarded.

Long-Term Incentive Plan (LTIP)

In determining the amount of incentive compensation to be awarded to each NEO under the LTIP, the Compensation Committee considers the amount of long-term incentives provided by companies in the competitive market data supplied by WTW and the peer group as a guidepost. The Compensation Committee primarily structures the LTIP equity mix based on our compensation objectives, specifically, the desire to ensure that executive compensation is tied to our performance, with an appropriate balance of time-based and performance-based vesting. Furthermore, the individual performance of each NEO was considered as part of the overall evaluation process, with the Compensation Committee determining that the performance of each of the NEOs was satisfactory.

Awards under the LTIP are comprised of two forms of equity compensation - performance share units (PSUs) which are earned based on the achievement of objective performance criteria over a three-year period, and restricted stock awards (RSAs), which vest ratably over a three-year period. The LTIP award mix between PSUs and RSAs is intended to promote share ownership (aligned with our share ownership guidelines) and motivate our executives to drive durable, long-term performance. Consistent with prevailing market practice of emphasizing performance-based equity compensation, the grants awarded in 2024 reflected a mix of 75%/25% PSUs to RSAs for the CEO and 60%/40% for the other NEOs’ target LTIP compensation. For the 2025 LTIP award, the grant reflected a mix of 80%/20% PSUs to RSAs for the CEO and 60%/40% for the other NEOs' target LTIP compensation. This change continued to advance the Board's emphasis on aligning incentive pay with performance.

Achievement/vesting of the PSUs is based upon two equally weighted financial performance metrics – adjusted free cash flow conversion (50% weighting) and adjusted return on invested capital (“ROIC”) (50% weighting) as measured over a three-year performance period. We generally define free cash flow conversion as free cash flow (defined above) divided by net earnings before special items. We believe free cash flow conversion is a valuable metric that captures the efficient generation and use of cash. We generally define ROIC as net operating profit after-tax, utilizing a fixed tax rate, divided by the simple average of beginning and ending net debt plus shareholder’s equity. We believe ROIC is a valuable metric that ensures our executives remain focused on effectively deploying capital, while maximizing shareholder value creation in the execution of our growth strategy. The PSUs are only earned if performance targets are achieved at the end of a three-year measurement period (i.e. no interim vesting).

The Compensation Committee approved a threshold, target and maximum performance goal for each of the free cash flow conversion and ROIC metrics. The number of PSUs that would vest for such achievement levels are 50% for threshold, 100% for target, and 200% for maximum, with vesting pro-rated for performance between these points. If the company does not achieve the threshold performance level, then no portion of the PSUs tied to that performance metric will vest.

In setting the free cash flow conversion and ROIC targets, the Compensation Committee considered multiple factors, including: our annual financial and long-term strategic business plans, investor expectations, peer and broader market historical performance and Badger Meter’s historical performance. The free cash flow conversion and ROIC targets are established at levels that are intended to incentivize achievement of our long-term strategic plans and the continuous improvement of returns relative to historic levels and our ongoing cost of capital.

LTIP Performance Shares Earned for the 2023-2025 Performance Period

Details of the targets and achievement for the two equally weighted performance metrics for the three-year performance period ending December 31, 2025 were as follows:

	2023-2025 LTIP Incentive Plan Performance Awards			LTIP Incentive Result (Achievement)
Performance Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual

Free Cash Flow Conversion	100.0%	107.5%	115.0%	113.6%
ROIC	15.5%	18.5%	20.5%	37.0%

The blended results of the individual metric achievement noted above equated to a combined performance award vesting of 190.5% of target. As such, the target and actual shares that were earned (in aggregate for all NEOs employed at the time of vesting) for the three-year performance period ending December 31, 2025 are 14,918 and 28,421, respectively.

In addition to the stock awards described above, one-time stock awards may be granted to new executive officers either upon hire or within one year of becoming an executive officer. No such awards were granted to NEOs in 2025.

In selecting a date of grant for any stock awards, the Compensation Committee establishes a date in an open trading window. Stock awards use an average of the prior 10 days closing prices to determine the number of shares granted based on a predetermined dollar value. The Compensation Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Other Benefits

Salary Deferral Plan. All executive officers are eligible to participate in a Salary Deferral Plan described in Note 1 of the “Non-Qualified Deferred Compensation" table below. The Compensation Committee believes that it is appropriate to offer this program to enable the executive officers to better manage their taxable income and retirement planning. Based on its analysis and the advice of WTW, the Compensation Committee believes that this program is competitive with comparable programs offered by other companies. As of December 31, 2025, three current executive officers, one of which is an NEO for 2025, had balances in the Plan.

Supplemental Retirement Plans. We offer a supplemental retirement plan to certain employees, including executive officers. The purpose of this plan is to compensate certain employees for compensation reductions caused by salary deferrals or by regulatory compensation limitations on qualified plans. The Compensation Committee believes that this supplemental retirement plan is appropriate to attract and retain qualified executives. For more information, see “Retirement Benefits” below.

Additional Benefits. All executive officers participate in the Badger Meter, Inc. Employee Savings and Stock Ownership Plan (“ESSOP”) and other benefit plans provided to all of our U.S. employees. Executive officers are provided with a company-paid long-term disability plan that provides replacement income for approximately 60% of executive base salary and bonus in the event of a qualified long-term disability. Executive officers are provided a vehicle allowance, and are provided a taxable benefit up to $5,000 of annual financial/estate planning reimbursement. In addition, executive officers are required to participate in an annual executive physical program designed to proactively identify and address medical issues and health risks.

Clawback Policy. The company has a Compensation Recoupment Policy (“clawback policy”). The clawback policy is designed to ensure that incentive-based compensation is paid to executive officers based on accurate financial statements and ethical and legal conduct. Under the policy, in the event that the company is required to prepare an accounting restatement due to material noncompliance with accounting rules, and/or if the company determines that an executive officer engaged in illegal or fraudulent conduct or a material breach of the company's Code of Conduct, the result of which is adverse to the company, whether financial or reputational harm, the company will, in the case of a restatement, or may, in the case of misconduct, require reimbursement of compensation from executive officers who, during the applicable period, (1) received payment of non-equity incentive compensation, or (2) received or realized compensation from certain equity-based awards.

Tax Considerations. When designing the company’s compensation programs for executive officers, the Compensation Committee considers factors that may impact financial performance, including tax rules. One such tax rule is Section 162(m) of the Internal Revenue Code, which limits the tax deductibility of compensation that we pay to certain covered employees, generally including our NEOs, to $1 million in any year. Although the Compensation Committee seeks to structure compensation in a tax-efficient manner when possible, it may award compensation that is not fully deductible under Section 162(m) if it believes such compensation will contribute to the achievement of our business objectives.

Tax Gross-ups. The company does not provide tax gross-ups to any of the executive officers.

Potential Payments Upon Termination or Change-in-Control

We have entered into KEESAs with all executive officers, whose expertise has been critical to our success, to encourage them to remain with us in the event of any merger or transition period. The Compensation Committee has reviewed these agreements and determined that they are appropriate given competitive market practices. Each KEESA provides for payments and other benefits in the event there is a change-in-control and the executive officer’s employment is terminated by the executive officer for good reason or by us other than by reason of death, disability or cause during a post-change-in-control employment period. The KEESAs do not provide for payments upon a change-in-control without a qualifying termination. For more information regarding the KEESAs, see the discussion in “Potential Payments Upon Termination or Change-in-Control” below.

Common Stock Ownership Guidelines and Hedging and Pledging Policies

We believe that it is important to align executive and shareholder interests by defining stock ownership guidelines for our executives. As a result, each executive officer is expected to hold common stock equal to at least two-times his or her annual base salary, except the CEO who is expected to hold common stock equal to at least three-times his annual base salary. New executive officers are expected to achieve this level of stock ownership within a reasonable time, but in any event, within six years of becoming an executive officer. Each executive officer, including each NEO either met/exceeded the targeted level of stock ownership, or are within the permitted six-year window to achieve the ownership requirement as of December 31, 2025.

Additionally, we have a policy that prohibits our executive officers, as well as our directors, from engaging in short selling, hedging transactions (including the purchase of prepaid variable forward contracts, equity swaps, collars and exchange funds) and from holding our common stock in a margin account or pledging our common stock as collateral for a loan.

For purposes of the common stock ownership calculation, the company includes all outright owned shares, share equivalents held on a unitized basis in the company's ESSOP and the value of "in-the-money" vested stock options (although all officers also met/exceeded targeted levels when excluding the vested option value). It does not include any unvested options, restricted stock awards or performance share unit awards. No option awards have been granted since March 2020.

Risk Assessment

The Compensation Committee conducts an annual risk assessment of our compensation programs to determine whether our compensation policies and practices are reasonably likely to have a material adverse effect on the company. In 2025, the company engaged, Zayla, an executive compensation consultant, to conduct an independent external risk assessment of our executive compensation programs. Zayla leveraged their experience in designing compensation programs, external market best practices, SEC regulations, up-to-date legislative requirements under the Dodd-Frank Act, and Institutional Shareholder Services (ISS) reports on the company in their approach to this assessment. Zayla’s process and methodology guided the Committee in assessing the company's compensation practices for the following:

•
Compliance with current (and new) regulations promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•
Relationships to shareholder advisory firm guidance;
•
Market best practices; and
•
The possibility of risk that has the potential to cause a negative material impact on the company.

Based on this assessment, the Compensation Committee believes that our compensation program is balanced and does not motivate or encourage unnecessary or excessive risk-taking because of, in part, the following:

•
Base salaries are fixed in amount and thus do not encourage risk-taking;
•
Our annual bonus plan is designed to align compensation with shareholders’ interests over the long-term;
•
Our long-term incentive plan uses a mix of performance measures that are designed to reward our executives only if the company is achieving positive long-term growth;
•
We apply clawback provisions to the annual cash bonus and long-term incentive plans;
•
We maintain appropriate caps on incentives; and
•
We have limited and appropriate perquisites.

Summary Compensation Table

The following table sets forth information concerning compensation earned or paid to each of the NEOs for each of the last three fiscal years in which they were an NEO, as applicable. The NEOs are our principal executive officer, principal financial officer and three other most highly compensated executive officers employed as of December 31, 2025.

Summary Compensation Table for 2025 (all amounts in $)

				Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified
Name & Principal Position	Year	Salary (1)	Stock Awards (2)	Annual Bonus (3)	Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Kenneth C. Bockhorst	2025	880,000	3,042,144	1,740,464	182,171	88,083	5,932,862
Chairman, President &	2024	830,000	2,235,842	1,826,000	103,034	89,701	5,084,577
CEO	2023	750,000	1,962,621	1,650,000	97,362	84,305	4,544,288

Robert A. Wrocklage	2025	500,000	709,586	629,300	55,364	58,144	1,952,394
Senior Vice President - Chief	2024	450,000	645,437	630,000	27,439	58,550	1,811,426
Financial Officer	2023	405,000	464,756	526,500	22,452	50,737	1,469,445

Sheryl L. Hopkins	2025	360,000	228,187	323,640	23,173	49,668	984,668
Vice President - Human	2024	330,000	203,098	330,000	12,632	49,094	924,824
Resources	2023	285,000	154,836	228,000	5,219	42,333	715,388

Kimberly K. Stoll	2025	325,000	228,187	262,958	20,468	53,430	890,043
Vice President - Sales and	2024	310,000	177,831	279,000	12,446	53,440	832,717
Marketing	2023	290,000	180,704	232,000	8,123	49,370	760,197

William R. A. Bergum	2025	300,000	228,187	269,700	17,811	52,078	867,776
Vice President -
General Counsel

(1)
Amount represents annual salary for the applicable year.
(2)
For all NEOs, these amounts reflect the grant date fair value of RSAs, plus the grant date fair value of PSUs granted in each respective year. The fair value is determined based on the market price of the shares on the grant date and, for the PSUs, assumes that both performance goals are achieved at target, thus 100% of the PSUs granted will be earned. The value of the PSUs as of the grant date assuming the maximum 200% performance level for both PSU performance metrics for each NEO is: Mr. Bockhorst $4,867,431; Mr. Wrocklage $851,673; Ms. Hopkins $273,994; Ms. Stoll $273,994; and Mr. Bergum $273,994. More details regarding the assumptions made in valuing these awards can be found under the captions “Restricted Stock” and “Performance Share Units” in Note 5 to the Consolidated Financial Statements in our 2025 Annual Report on Form 10-K. These awards were made on the first Friday of March in each year.
(3)
“Non-Equity Incentive Plan Compensation - Annual Bonus” amounts represent annual incentive bonuses earned during the year indicated but paid in February of the following year. For example, the bonus earned during 2025 was paid in February of 2026 under the bonus program described in the “Compensation Discussion and Analysis”.
(4)
“Change in Pension Value and Non-Qualified Deferred Compensation Earnings” includes the 2025 aggregate increase in the actuarial present value of each NEO's accumulated benefit under our non-qualified unfunded supplemental retirement plan, using the same assumptions and measurement dates used for financial reporting purposes with respect to our audited financial statements. It also includes $3,152 for Mr. Wrocklage representing earnings on deferred compensation in excess of 120% of the applicable federal rate.
(5)
“All Other Compensation” for 2025 includes the following items:
a.
Matching contributions to the Badger Meter, Inc. ESSOP of $5,875 for each NEO. The defined contribution feature of the plan resulted in company contributions of $20,978 for each NEO.
b.
Dividends on restricted stock awards upon vesting of $10,483 for Mr. Bockhorst, $4,649 for Mr. Wrocklage, $1,503 for Ms. Hopkins, $1,510 for Ms. Stoll and $1,406 for Mr. Bergum.
c.
Vehicle allowance of $15,600 for each NEO.

d.
Taxable Supplemental Long Term Disability Insurance premiums of $33,247 for Mr. Bockhorst, $8,105 for Mr. Wrocklage, $5,262 for Ms. Hopkins, $7,092 for Ms. Stoll and $7,495 for Mr. Bergum.
e.
Taxable financial planning assistance of $1,900 for Mr. Bockhorst, $2,936 for Mr. Wrocklage, $450 for Ms. Hopkins, $2,375 for Ms. Stoll and $725 for Mr. Bergum.

Grants of Plan-Based Awards

The following table sets forth information regarding all plan-based awards that were granted to the NEOs during 2025, including incentive plan awards (equity-based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to an NEO during the year. Non-equity incentive plan awards are awards that are not subject to FASB ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period. The equity incentive awards are subject to a performance condition or a market condition as those terms are defined by FASB ASC Topic 718.

Grants of Plan-Based Awards for 2025

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	Grant Date
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Restricted Shares (#)	Fair Value of Stock Awards ($)
Kenneth C.	3/7/2025	(1)							2,869	608,429
Bockhorst	3/7/2025	(1)				5,738	11,476	22,952		2,433,715
	2/13/2025	(2)	484,000	968,000	1,936,000
Robert A.	3/7/2025	(1)							1,338	283,750
Wrocklage	3/7/2025	(1)				1,004	2,008	4,016		425,836
	2/13/2025	(2)	175,000	350,000	700,000
Sheryl L.	3/7/2025	(1)							430	91,190
Hopkins	3/7/2025	(1)				323	646	1,292		136,997
	2/13/2025	(2)	90,000	180,000	360,000
Kimberly K.	3/7/2025	(1)							430	91,190
Stoll	3/7/2025	(1)				323	646	1,292		136,997
	2/13/2025	(2)	73,125	146,250	292,500
William R. A.	3/7/2025	(1)							430	91,190
Bergum	3/7/2025	(1)				323	646	1,292		136,997
	2/13/2025	(2)	75,000	150,000	300,000

(1)
These awards were granted in 2025 under the LTIP. See the discussion of the plan in “Compensation Discussion and Analysis – Amount and Elements of Compensation.”
(2)
These awards were granted in 2025 under the annual bonus plan to be paid out in 2026. The actual results for 2025 are discussed in the “Compensation Discussion and Analysis – Amount and Elements of Compensation.”

Equity Incentive Plan Awards represent the fair value of performance share units granted to each NEO on March 7, 2025 under the 2021 Omnibus Incentive Plan and are valued at the closing price of the common stock on that date ($212.07 per share). Share vesting is subject to performance criteria which are discussed in the “Compensation Discussion and Analysis – Amount and Elements of Compensation.”

Stock Awards represent the fair value of restricted stock awards granted to each NEO on March 7, 2025 under the 2021 Omnibus Incentive Plan and are valued at the closing price of the common stock on that date ($212.07 per share). The restricted stock vests ratably over three years from the date of grant. Dividends on the restricted shares are accrued during the vesting period and paid to the recipient upon full vesting of the shares.

Outstanding Equity Awards At Year-End

The following table sets forth information on outstanding option and stock awards held by the NEOs at December 31, 2025, including the number of shares underlying both exercisable and unexercisable portions of each stock option award as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards as of December 31, 2025

	Option Awards (1)				Stock Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares of Stock That Have Not Vested (#) (2)	Market Value of Shares of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Unearned Shares That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($) (4)
Kenneth C.	10,540	-	48.20	3/2/2028	6,785	1,183,372	65,070	11,348,771
Bockhorst	15,329	-	59.85	3/1/2029
	18,181	-	63.04	3/6/2030
Robert A.	3,296	-	59.85	3/1/2029	3,040	530,206	12,438	2,169,240
Wrocklage	4,459	-	63.04	3/6/2030
Sheryl L.	-	-	-	-	978	170,573	4,009	699,128
Hopkins	-	-	-	-
Kimberly K.	1,217	-	48.20	3/2/2028	970	169,178	4,019	700,893
Stoll	1,648	-	59.85	3/1/2029
	2,315	-	63.04	3/6/2030
William R. A.	2,064	-	33.98	3/4/2026	921	160,632	3,741	652,384
Bergum	1,981	-	36.45	3/3/2027
	1,621	-	48.20	3/2/2028
	1,648	-	59.85	3/1/2029
	2,144	-	63.04	3/6/2030
(1)
No option awards outstanding for any of the NEOs as of December 31, 2025 were related to equity incentive programs, the realization of which would depend on specific financial or performance outcomes. Options vested at a rate of 20% per year and have a ten-year life. No options have been granted since March 2020.
(2)
Restricted stock awards vest ratably over three years.
(3)
Performance share unit award vesting is subject to achievement of performance targets at the end of a three-year measurement period (i.e. no interim or pro rata vesting). The achievement levels for the PSUs are 50% threshold, 100% target, and 200% maximum, with vesting interpolated for performance between these points. All performance shares will vest and be paid out on the third anniversary of the grant date. The target and actual shares vested (in aggregate for all NEOs employed at the time of grant) for the three-year performance period ending December 31, 2025 are 14,918 and 28,421, respectively. The remaining performance periods are reflected at the 200% maximum achievement level. See “Compensation Discussion and Analysis – Amount and Elements of Compensation” for further information.
(4)
The market value was determined utilizing the December 31, 2025 closing stock price of $174.41.

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options exercised during 2025 for each of the NEOs, as well as the total number of shares of restricted stock that vested during 2025 for each of the NEOs, along with the value realized upon exercise and vesting, respectively.

Option Exercises and Stock Vested for 2025

	Option Awards		Stock Awards
	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vested Shares ($) (1)
Kenneth C. Bockhorst	—	—	18,824	3,947,805
Robert A. Wrocklage	—	—	4,510	946,019
Sheryl L. Hopkins	—	—	1,524	319,666
Kimberly K. Stoll	—	—	1,767	370,606
William R. A. Bergum	2,416	439,712	1,490	312,523
(1)
Based on the closing price of our common stock on the exercise or vesting date, as applicable.

For further details regarding equity awards see the description of the LTIP in “Compensation Discussion and Analysis – Amount and Elements of Compensation.”

Retirement Benefits

Qualified Defined Contribution Plan

We maintain a defined contribution retirement plan (through the ESSOP) covering all domestic salaried employees, including each NEO. Under the defined contribution plan, each applicable NEO has an account balance which is credited annually with dollar amounts equal to a percentage of compensation (5% in 2025), plus 2% of compensation in excess of the Social Security wage base. Individuals then invest the funds in various investment vehicles offered to all employees. Any amounts exceeding qualified plan limits are reflected in the “Non-Qualified Unfunded Supplemental Retirement Plan” section below. The qualified amount credited in 2025 for each NEO was $20,978. These are included in “All Other Compensation” in the Summary Compensation Table for 2025. Such amounts were credited to their accounts in early 2026.

Non-Qualified Unfunded Supplemental Retirement Plan

Since benefits under our retirement programs are based on taxable earnings, any deferral of salary or bonus can result in a reduction of these benefits. To make executives whole for this reduction, participants in the salary deferral program also participate in a non-qualified unfunded supplemental retirement benefit plan designed to compensate for reduced retirement benefits caused by the deferral of salary. Benefits under this plan represent the difference between normal retirement benefits that the executive officer would have earned if no salary had been deferred, and the reduced benefit level due to the salary deferral.

Internal Revenue Service regulations limit the amount of compensation to be considered in qualified benefit calculations to $350,000 in 2025, and varying amounts for prior years. Any employee, including any NEO, whose compensation is in excess of the Internal Revenue Service limits also participates in the non-qualified unfunded supplemental retirement plan. Benefits from this plan are calculated to provide the participant the same retirement benefits as if there were no compensation limit. At retirement, the balance accrued is paid out in a lump sum following a six-month waiting period. These benefits are included in the table below.

The following table sets forth the actuarial present value of each NEOs accumulated benefit under the Non-Qualified unfunded supplemental retirement plan, assuming benefits are paid at normal retirement age based on current levels of compensation and the present value of the supplemental plan.

Pension Benefits for 2025

Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2025 ($)
Kenneth C. Bockhorst	8.3	637,386	—
Robert A. Wrocklage	7.4	145,171	—
Sheryl L. Hopkins	5.2	47,419	—
Kimberly K. Stoll	17.4	75,934	—
William R. A. Bergum	22.3	53,967	—

Non-Qualified Deferred Compensation

The following table sets forth annual NEO and company contributions under the non-qualified deferred compensation plan, as well as any withdrawals, earnings and fiscal year-end balances in this plan.

Non-Qualified Deferred Compensation for 2025 ($)

Name	Executive Contributions in 2025 (1)	Company Contributions in 2025	Aggregate Earnings in 2025 (2)	Aggregate Withdrawals/ Distribution	Aggregate Balance at December 31, 2025 (3)
Robert A. Wrocklage	125,866	—	22,649	(28,057)	519,001

(1)
All executive officers are eligible to participate in a Salary Deferral Plan. Under this plan, executive officers may elect to defer up to 50% of their annual base salary and up to 100% of their incentive cash awards. Participants may elect to defer payment for a specified period of time or until retirement or separation from service. Participants may also elect a lump-sum payout or annual installments up to ten years. Interest is credited quarterly on the deferred balances at an annual interest rate equal to the sum of the five-year U.S. Treasury constant maturities rate of interest plus one and one-half percent. Mr. Wrocklage is the only NEO that elected to participate in this plan.
(2)
The portions of the 2025 earnings shown in the above table that are considered above-market (as quantified in Note 5 to the Summary Compensation Table) are also included in the Summary Compensation Table.
(3)
$398,543 of the amount reported in this column for Mr. Wrocklage was previously reported as compensation in the Summary Compensation Table for fiscal years prior to 2025.

Potential Payments Upon Termination or Change-in-Control

We have entered into Key Executive Employment and Severance Agreements (“KEESAs”) with all executive officers to encourage them to remain with us in the event of any merger or transition period. Each KEESA provides for payments and other benefits in the event there is a change-in-control and the executive officer’s employment is terminated by the executive officer for good reason or by us other than by reason of death, disability or cause (a “Qualifying Termination”) during a post-change-in-control employment period.

There are two forms of the KEESA: one for the CEO and one for all other executive officers. During 2025, as previously disclosed, we amended both forms.

As amended, the KEESAs provide for a post-change-in-control employment period of three years for the CEO and two years for our other executive officers. If the executive officer has a Qualifying Termination during the employment period (or up to 180 days prior to a change-in-control under certain circumstances), then the KEESA provides for payment of severance equal to a multiple – three times for the CEO and two times for the other executive officers – of annual cash compensation, defined as base salary plus a representative bonus amount. The executive officer’s right to receive the severance payment is conditioned on providing a release of claims.

The KEESA benefits upon a Qualifying Termination also include (1) the actuarial equivalent of the additional retirement benefits the executive officer would have earned had the officer remained employed for the remainder of the employment period, (2) continued medical, dental, and life insurance coverage for the remainder of the employment period, (3) outplacement services (subject to a limit of 15% of base salary), and (4) up to $5,000 in advisor costs. The executive officer would receive accrued and unpaid benefits, including a pro rata bonus for the year of termination, calculated at the higher of the target level or the level at which performance was trending through the termination, as well as accelerated vesting of outstanding equity awards upon a Qualifying Termination during the employment period.

Any executive officer who receives compensation under the KEESA as amended is restricted from engaging in competitive activity and prohibited from disparaging us for a period of one year after termination and is required to maintain appropriate confidentiality relative to all company information. The KEESA does not provide for any tax gross-up for potential excise taxes under the golden parachute excise tax provisions of Code Sections 280G and 4999. Instead, if such excise taxes would be imposed, payments to be made to the executive under the KEESA will be reduced below the level that would trigger the excise tax unless the executive would receive a greater after-tax benefit by having the full payments made and bearing the full amount of the excise taxes, in which case the full payments will be made.

For purposes of each KEESA, a “change-in-control” is deemed to have occurred if (1) any person (other than the company or any of its subsidiaries, a trustee or other fiduciary holding securities under any employee benefit plan of the company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of stock in the company) is or becomes the beneficial owner, directly or indirectly, of 25% or more of our voting securities; or (2) there is a change in the composition of a majority of the Board, generally excluding the impact of any new director whose appointment or election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office whose own appointment, election or nomination for election was previously so approved; or (3) our shareholders approve a merger, consolidation or share exchange of the company with any other corporation or approve the issuance of our voting securities in connection with a merger, consolidation or share exchange of the company, with limited exceptions; or (4) our shareholders approve a plan of complete liquidation or dissolution of the company or an agreement for the sale or disposition by us of all or substantially all of our assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by us of all or substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the company immediately prior to such sale.

For purposes of each KEESA, “good reason” means that the executive officer has determined in good faith that any of the following events has occurred: (1) any breach of the KEESA by us other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we promptly remedy; (2) any reduction in the executive officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the executive officer in effect at any time during the 180-day period prior to the change-in-control or, to the extent more favorable to the executive officer, those in effect after the change-in-control; (3) a material adverse change, without the executive officer’s prior written consent, in the executive officer’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change-in-control or, to the extent more favorable to the executive officer, those in effect after the change-in-control; (4) the relocation of the executive officer’s principal place of employment to a location more than 35 miles from the executive officer’s principal place of employment on the date 180 days prior to the change-in-control; (5) we require the executive officer to travel on business to a materially greater extent than was required during the 180-day period prior to the change-in-control; or (6) we terminate the executive officer’s employment after a change-in-control without delivering the required notice, in specified circumstances.

The following table describes the potential payments upon termination and a change-in-control. This table assumes the NEOs employment was terminated on December 31, 2025, the last day of our prior fiscal year, and that the price per share of the company’s securities is the closing market price as of that date.

KEESA Benefits if Exercised at December 31, 2025 ($)

Name	Salary and Incentives	Value of Unvested Options and Restricted Stock (1)	Value of Unvested Performance Share Units (2)	Retirement Benefits	Welfare Benefits & Other	Total
Kenneth C. Bockhorst	5,544,000	1,183,372	7,518,379	153,752	108,163	14,507,666
Robert A. Wrocklage	1,700,000	530,206	1,396,604	57,170	98,448	3,782,428
Sheryl L. Hopkins	1,080,000	170,573	453,558	39,255	81,355	1,824,741
Kimberly K. Stoll	942,500	169,177	471,718	34,836	97,382	1,715,613
William R. A. Bergum	900,000	160,632	423,209	31,601	104,507	1,619,949

(1)
Represents the intrinsic value of unvested options and market value of restricted stock awards utilizing the December 31, 2025 closing stock price of $174.41 and in accordance with the 2021 Omnibus Incentive Plan.
(2)
Represents the market value of unvested performance share units utilizing the December 31, 2025 closing stock price of $174.41 in accordance with the 2021 Omnibus Incentive Plan. The amount was calculated using the performance award vesting achievement of 190.5% for the 2023-2025 performance period awards and assumed vesting achievement of 100% for the 2024-2026 and 2025-2027 performance period awards.

Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the annual report on Form 10-K for the fiscal year ended December 31, 2025.

James W. McGill, Chair
Todd A. Adams
Henry F. Brooks
Glen E. Tellock

Director Compensation

Compensation Philosophy and Role of the Compensation Committee

Our compensation policies for directors are designed to attract and retain the most qualified individuals to serve on the Board. We believe that our director compensation is competitive relative to the market. Director compensation is determined by the Compensation Committee with approval by the full Board, and equity programs such as our Director Stock Grant Plans, are approved by shareholders.

Recommendations regarding outside director compensation are made by the Compensation Committee. The Compensation Committee refers to independent director compensation studies provided by the National Association of Corporate Directors ("NACD") to obtain relevant market data used in developing compensation recommendations, In addition, the company performed a peer group analysis of director compensation. All decisions on director compensation levels and programs are made by the full Board based on the recommendations provided by the Compensation Committee.

Director Compensation Table and Components of Director Compensation

The following table summarizes the director compensation for calendar 2025 for all of the non-employee directors. Mr. Bockhorst did not receive any additional compensation for his services as a director beyond the amounts previously disclosed in the Summary Compensation Table.

Director Compensation for 2025 ($)

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Todd A. Adams	74,000	106,595	180,595
Henry F. Brooks	64,000	106,595	170,595
Melanie K. Cook	64,000	106,595	170,595
Xia Liu	79,000	106,595	185,595
James W. McGill	74,000	106,595	180,595
Tessa M. Myers	64,000	106,595	170,595
James F. Stern	64,000	106,595	170,595
Glen E. Tellock	85,000	106,595	191,595

(1)
Retainer. In 2025, non-employee directors on the Board for the entire year received a $64,000 annual retainer. In addition, they are reimbursed for reasonable out-of-pocket travel, lodging and meal expenses. The Lead Director received an annual fee of $15,000. The Chair of the Audit Committee received an annual fee of $15,000. In 2025, Mr. McGill succeeded Mr. Adams as Chair of the Compensation Committee following his election by the Board. Both Mr. McGill and Mr. Adams received a $10,000 fee for their service as Chair during 2025. The chair of the Governance Committee received an annual fee of $6,000.
(2)
Stock Awards. Each director was given stock valued at $100,000. The number of shares is based on the average of the 10 days’ closing prices on the NYSE prior to and including the closing price on Monday, April 28, 2025. The 2025 grant was for the number of shares equal to $100,000 rounded down to the nearest whole share using the 10-day average price of $202.30. The grant date value was determined by the closing price of $215.78 on April 28, 2025.

As a result of the review of NACD data and to align director pay to market practices, the Compensation Committee recommended, and the Board approved, the following increases in director compensation for 2026:

•
Annual grant of stock to $125,000 from $100,000
•
Lead Director annual fee to $25,000 from $15,000
•
Committee Chairperson fees each increased as follows: Corporate Governance to $10,000 from $6,000, Audit Committee to $20,000 from $15,000 and Compensation Committee to $15,000 from $10,000.
•
The amount of the annual retainer increased to $76,000 from $64,000.

Stock Ownership Guidelines. Non-employee directors are required to own four-times their annual Board retainer in company stock within five years of first being elected to the Board. As of February 27, 2026, all non-employee directors met this requirement, or are within the permitted five-year window to achieve the requirement. We also prohibit our non-employee directors from engaging in short sales of our common stock, holding our common stock in a margin account, hedging, or pledging our common stock as collateral for a loan.

Badger Meter Deferred Compensation Plan for Directors. Directors may elect to defer their compensation, in whole or in part, in a stock and/or cash account of the Badger Meter Deferred Compensation Plan for Directors, with all such amounts paid in cash upon ultimate distribution from the plan.

Our non-employee directors do not participate in any incentive plans or pension plans, and receive no perquisites, benefits or other forms of compensation, other than as disclosed above. Members are compensated for direct expenses incurred for travel, lodging and other normal reimbursable expenses associated with Board meeting attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no Compensation Committee interlocks or insider participation.

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Our Board is committed to and recognizes the importance of responsible executive compensation practices. We have designed our executive compensation program to attract, motivate, reward, and retain senior management required to achieve our corporate objectives and to align compensation practices with our shareholders’ interest.

As required by Section 14A of the Securities Exchange Act, we provide our shareholders with an opportunity to provide an advisory vote to approve the executive compensation of our named executive officers, and currently hold this vote on an annual basis. This annual advisory vote, commonly referred to as “Say on Pay”, is not binding. However, our Board and the Compensation Committee will review and consider the outcome of the advisory vote when making future compensation decisions for our executive officers. Shareholders are asked to vote on the following resolution:

RESOLVED, that the compensation paid to our named executive officers (NEOs), as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, and compensation tables and any related material disclosed above in this Proxy Statement, is hereby APPROVED.

In addition to reviewing the summary below, we encourage you to carefully review the information on our compensation policies and decisions regarding our NEOs presented in the Compensation Discussion and Analysis as well as the information contained in the preceding Compensation Tables.

We employ a strong pay-for-performance philosophy for our entire executive team, including our NEOs. Our compensation philosophy and compensation programs have resulted in compensation that reflects our financial results and other performance factors described in the Compensation Discussion and Analysis, as well as stock price performance. We achieve these objectives through the following:

•
A total compensation package that is targeted at the median of our peer companies;
•
A total compensation package that is structured so that a majority of compensation opportunities are delivered through short- and long-term incentives;
•
A short-term incentive driven primarily by our financial earnings performance, and secondarily by key nonfinancial metrics;
•
A long-term incentive program that, in keeping with prevailing industry practice, is significantly driven by financial performance, along with a mix of equity awards to further tie compensation to stock price performance as well as enhance retention; and
•
Stock ownership guidelines that continue to tie executives’ interests to shareholders over the long term.

Furthermore, we do not currently use employment contracts with our executive officers nor provide severance protection other than following a change-in-control of our company. We believe our change-in-control protections are in the best interests of our shareholders. Further, we maintain double-trigger protection (requiring a change-in-control and subsequent employment termination to receive change-in-control severance) following a change-in-control for any executive officer, including our NEOs.

If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the non-binding advisory resolution above. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may only vote your shares on this proposal with your specific voting instructions. Therefore, we urge you to respond to your brokerage firm so that your vote will be cast. The advisory vote to approve compensation of NEOs will be approved if the votes "FOR" exceed the votes "AGAINST." Abstentions will have no effect on this Proposal. We intend to hold the next advisory vote on the compensation of our NEOs at the annual meeting in 2027.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NON-BINDING ADVISORY RESOLUTION ABOVE.

CEO PAY RATIO

Our principal executive officer in 2025 was Kenneth C. Bockhorst, Chairman, President and CEO. The Compensation Committee reviewed a comparison of the CEO’s total pay in 2025 to the median total pay of all our employees as described below. As disclosed in the Summary Compensation Table, the CEO's total compensation for 2025 was $5,932,862, which was approximately 126 times the median total pay of employees of $46,904.

Our CEO to median employee pay ratio is calculated in accordance with SEC rules (Item 402(u) of Regulation S-K). As permitted, we used base salary as our consistently applied compensation measure to determine our median employee pay from our employee population, excluding our CEO, as of December 31, 2025. We included all employees, whether employed on a full-time, part-time, or seasonal basis. For hourly employees, the annual base salary was calculated using a reasonable estimate of hours worked and their hourly wage rate. We annualized base salaries for employees who were employed as of December 31, 2025 but were not employed for the full calendar year. For our non-U.S. employees, we used the foreign exchange rates applicable on December 31, 2025 to convert their base salary into U.S. dollars. We did not make any other assumptions, adjustments, or estimates with respect to base salary pay. Once we had identified our median employee using base salary, we calculated the median employee’s total annual compensation for purposes of the ratio by applying the rules for calculating total compensation under the Summary Compensation Table.

PAY VERSUS PERFORMANCE

The company is providing the following information to comply with the U.S. Securities and Exchange Commission (SEC) final rules for pay-versus-performance disclosure mandated as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in 2010.

Pay for Performance Table ($)

					Value of Initial Fixed $100 Investment Based On
Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (1) (2)	Average Summary Compensation Table Total for non-CEO NEOs ($) (1)	Average Compensation Actually Paid to non-CEO NEOs ($) (1) (3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (4)	Net Income ($ in 000s)	Company Selected Measure: EBITDA ($ in 000's) (4)
2025	5,932,862	6,294,382	1,173,720	1,152,094	192.28	177.87	141,634	218,117
2024	5,084,577	9,644,075	1,097,217	1,582,992	232.17	154.41	124,942	190,072
2023	4,544,288	8,021,428	931,558	1,282,704	167.92	125.71	92,598	146,029
2022	3,940,844	4,513,915	809,646	830,482	117.79	95.41	66,496	113,405
2021	3,674,319	4,753,955	802,388	954,378	114.12	122.73	60,884	106,465

(1)
The CEO for all periods presented is Mr. Bockhorst. The other NEOs for 2025 are Mr. Wrocklage, Ms. Hopkins, Ms. Stoll and Mr. Bergum. For 2024 and 2023 the other NEOs were Mr. Wrocklage, Ms. Hopkins, Ms. Stoll and Mr. Richard Htwe, Vice President of Global Operations. For 2022 the other NEOs were Mr. Wrocklage, Ms. Stoll, Mr. Bergum and Ms. Karen M. Bauer, retired Vice President, Investor Relations, Corporate Strategy and Treasurer. For 2021 the other NEOs included Mr. Wrocklage, Ms. Stoll, Mr. Gregory M. Gomez, retired Vice President, Flow Instrumentation and International Utility Water and Mr. Bergum.
(2)
Compensation actually paid to the CEO for each year presented includes the summary compensation table total, less the grant date fair value of that year's stock and option awards, adjusted for the equity compensation items listed below and the change in pension value. Note that the assumptions used in calculating these fair values did not differ materially from the assumptions used to calculate the fair value of the equity awards at the time of grant.
a.
For 2025, (i) for restricted stock awards: $500,382 for the fair value as of the end of the year of awards granted during the year, -$147,672 loss as of the end of the year on awards that were granted in a prior year and remained unvested and -$9,374 loss on vesting prior year awards; (ii) for performance share awards: $3,524,693 fair value as of the end of the year at the projected vesting achievement of awards granted during the year and -$235,274 loss as of the end of the year at the projected vesting achievement of awards that were granted in a prior year and remained unvested and -$34,536 loss on vesting prior year awards; (iii) for stock options: -$138,170 loss on vesting prior year awards; (iv) -$182,171 for the removal of the change in pension value and $125,786 for the addition of pension service cost.

(3)
The average compensation actually paid to the non-CEO NEOs for each year presented includes the summary compensation table total average, less the average grant date fair value of that year's stock and option awards, adjusted for the equity compensation items listed below (all representing averages). Note that the assumptions used in calculating these fair values did not differ materially from the assumptions used to calculate the fair value of the equity awards at the time of grant.
a.
For 2025, (i) for restricted stock awards: $114,587 for the fair value as of the end of the year of awards granted during the year, -$30,932 loss as of the end of the year on awards that were granted in a prior year and remain unvested and -$2,005 loss on vesting prior year awards (ii) for performance share awards: $302,990 fair value as of the end of the year at the projected vesting achievement of awards granted during the year and -$26,250 loss as of the end of the year at the projected vesting achievement of awards that were granted in a prior year and remain unvested and -$3,372 loss on vesting prior year awards; (iii) for stock options: -$16,944 loss on vesting prior year awards; (iv) -$28,416 for the removal of the change in pension value and $18,126 for the addition of pension service cost.
(4)
The peer group used for purposes of this Pay Versus Performance disclosure is the same peer group used in the Proxy Compensation Discussion and Analysis (CD&A) and is consistent with the peer group used for 2025. The 2024 peer group includes all of the companies in the 2023 peer group except CIRCOR International, which was replaced by Mirion Technologies, Inc. due to CIRCOR’s acquisition and subsequent de-registration. For 2022, it included the 2023 companies plus Evoqua Water Technologies which was subsequently acquired. For 2021, it included the 2022 companies plus SPX Flow, Inc. which was subsequently acquired. Complete lists of the peer groups used for each year can be found in the Form 10‑K for the respective year.
(5)
We generally define EBITDA as GAAP net income plus interest, income taxes, depreciation and amortization.

Description of Relationship Between Pay and Performance

Overview

We strive to compensate our executive officers at market competitive levels, with the opportunity to earn above-median compensation for above-market performance, through programs that emphasize variable, performance-based incentive compensation in the form of annual cash payments, equity-based awards that increase or decrease in value with changes in the stock price, and a long-term incentive program ("LTIP") utilizing financial targets measured over a three-year performance period. To that end, total executive compensation is tied to company performance and is structured to ensure that, due to the nature of our business, there is an appropriate emphasis on balancing critical annual objectives and long-term strategy.

Background and Comparability Between Years

In 2021, the LTIP was revised to enhance the emphasis on performance-based equity compensation. For the periods 2021-2023, it was comprised of restricted stock awards and performance share units, whereby 70% of the CEO's and 50% of the other NEOs LTIP compensation is variable and based on the achievement of objective financial performance criteria as described in the Compensation Discussion and Analysis.

In 2024, the Compensation Committee approved an increase to the weighting of the performance-based equity component of LTIP compensation, reflecting a mix of 75%/25% PSUs to RSAs for the CEO and 60%/40% for the other NEOs.

In 2025, the Compensation Committee approved an increase to the weighting of the performance-based equity component of LTIP compensation, reflecting a mix of 80%/20% PSUs to RSAs for the CEO. This change continued to advance the Board's emphasis on aligning incentive pay with performance.

Overall Pay Versus Performance

The following graphs present the relationships between CEO and other NEO average Compensation Actually Paid ("CAP") and the company's Total Shareholder Return ("TSR"), Net Income and EBITDA performance. In summary, the company's CAP appears strongly aligned with our performance and the economic interests of our shareholders.

Compensation Actually Paid vs. EBITDA
Millions
CAP
$12
$10
$8
$6
$4
$2
$0
Millions
EBITDA
$250
$200
$150
$100
$50
$0
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to non-CEO NEOs
EBITDA

Relationship Between Company and Peer TSR

As reflected in the above table, the company's TSR has consistently outperformed the relevant peer group's TSR over the performance periods which is reflective of the company's sales outperformance in relation to competitors with its differentiated portfolio of water management solutions, as well as its consistent operating execution during and after the COVID pandemic and subsequent macro challenges of supply chains, inflation, global trade imbalances and tariffs. The company has increased its dividend for 33 consecutive years, which enhances our TSR results due to the incorporation of dividend reinvestment in the calculation.

Other Performance Measures

Inclusive of the company selected financial performance measure included in the table above, the following performance measures are considered to be important in evaluating the link between executive compensation and company performance:

Other Performance Measures
EBITDA
Absolute free cash flow
Free cash flow conversion of net earnings
Return on invested capital

These measures are applicable for the CEO as well as the non-CEO NEOs and are included within the company's short and long term performance plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2025 regarding total shares subject to outstanding stock options, warrants and rights and total additional shares available for issuance under our existing equity compensation plan.

Plan Category	Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column 1) (#)
Equity compensation plans approved by security holders
2021 OMNIBUS INCENTIVE PLAN	128,827	51.67	834,720
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	128,827	51.67	834,720

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee (“Audit Committee”) is established by the Board of Directors (“Board”) for the primary purpose of assisting the Board in overseeing, and assuring the integrity of, the company’s financial statements, the company’s compliance with legal and regulatory requirements, the Board’s assessment and management of risk, the independent auditor’s qualifications and independence, the performance of the internal audit function and the work of the independent auditors, and the systems of disclosure and internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. The Audit Committee meets at least quarterly, reports to the Board regularly, and met six times in 2025.

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934. It is comprised of the four members of the Board of Directors named below, each of whom is independent as required by the NYSE and U.S. SEC rules currently in effect. The Board evaluates the independence of the directors on at least an annual basis. Of the four members of the Audit Committee, Ms. Cook and Ms. Liu have been determined by the Board to be audit committee financial experts as defined by SEC rules. The Audit Committee has the responsibility for the appointment, retention and oversight of the company's independent auditor, the selection of its lead engagement partner, the evaluation of its qualifications, independence and performance, the approval and negotiation of all audit and other engagement fees and the periodic consideration and impact of independent auditor rotation. The Audit Committee acts under a written charter available on the company’s website at investors.badgermeter.com.

Management of the company has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2025, including discussing the propriety of the application of accounting principles, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the audited 2025 financial statements with our independent auditors, Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. GAAP.

Additionally, the Audit Committee has done, among other things, the following:

•
met with Ernst & Young LLP, with and without management present, to discuss the results of its annual audit and quarterly reviews, its evaluations of the internal controls, and the overall quality of financial reporting, as well as matters required to be discussed by professional standards and regulatory requirements as currently in effect;
•
discussed with Ernst & Young LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB"); and
•
received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the U.S. SEC.

All members of the Audit Committee have approved the foregoing report.

Xia Liu, Chair Melanie K. Cook
Tessa M. Myers
James F. Stern

PRINCIPAL ACCOUNTING FIRM FEES

Fees for professional services provided by the independent registered public accounting firm in each of the last two fiscal years are as follows:

	2025	2024
Audit Fees(1)	$1,190,200	$981,000
Tax Fees	—	—
All other Fees	—	—
Total Fees	$1,190,200	$981,000
(1)
Includes annual financial statement audit and review of our quarterly reports on Form 10-Q.

As part of its duties, the Audit Committee pre-approves services provided by Ernst & Young LLP. Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all auditing services and permissible non-audit services to be provided. In addition, the Audit Committee Charter provides that the Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. During the fiscal year ending December 31, 2025, all of the audit fees and non-audit services provided by the company’s independent registered public accounting firm were pre-approved by the Audit Committee. In selecting Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, the Audit Committee has reviewed all 2025 audit services provided by Ernst & Young LLP to make sure they were compatible with maintaining the independence of Ernst & Young LLP. There were no additional non-audit services performed in 2025.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the company for the year ending December 31, 2026, as well as its internal control over financial reporting as of December 31, 2026, and requests that the shareholders ratify such selection. If shareholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection.

In determining whether to reappoint Ernst & Young LLP as the company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the following:

•
the length of time Ernst & Young LLP has been engaged by the company as the independent registered public accounting firm. Ernst & Young LLP has been the company’s auditor since 1927; benefits of longer tenure include:
o
Enhanced audit quality – Ernst & Young LLP’s significant institutional knowledge and deep expertise of the company’s global business, accounting policies and practices, and internal control over financial reporting enhance audit quality.
o
Competitive fees – Because of Ernst & Young LLP’s familiarity with the company, audit and other fees are competitive with peer companies.
o
Avoidance of costs associated with new auditor – Bringing on new Independent Auditors would be costly and require a significant time commitment which could lead to management distractions.
•
Ernst & Young LLP’s historical and recent performance on the audit;
•
an assessment of the professional qualifications and past performance of the lead audit partner and Ernst & Young LLP;
•
the quality of the Audit Committee’s ongoing discussions with Ernst & Young LLP;
•
an analysis of Ernst & Young LLP’s known legal risks and significant proceedings;
•
external data relating to audit quality and performance, including recent PCAOB reports on Ernst & Young LLP and its peer firms;
•
the appropriateness of Ernst & Young LLP’s fees, on both an absolute basis and as compared to its peer firms; and
•
Ernst & Young LLP’s independence.

Based on the Audit Committee’s evaluation, the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the company and its shareholders to retain Ernst & Young LLP to serve as the independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of ratifying Ernst & Young LLP as the company’s independent registered public accounting firm. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may choose to vote for you on the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the company, even if you do not provide voting instructions to such nominee. The Audit Committee’s selection of Ernst & Young LLP as the company's independent registered public accounting firm for the year ending December 31, 2026 will be ratified if the votes “FOR” exceed the votes “AGAINST.” Abstentions will have no effect on this Proposal. We do not anticipate any broker non-votes on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHAREHOLDER PROPOSALS

A shareholder wishing to include a proposal in the Proxy Statement for the 2027 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (referred to as Rule 14a-8), must forward the proposal to our Board, c/o the Secretary with a copy via email to Investor Relations (investors@badgermeter.com) by November 13, 2026.

A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2027 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Restated By-Laws, to our Board, c/o the Secretary not less than 60 days and not more than 90 days prior to the second Saturday in the month of April (that is between January 10, 2027 and February 9, 2027), subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days. If we do not receive the notice within that time frame, then the notice will be considered untimely and we will not be required to present such proposal at the 2027 Annual Meeting of Shareholders. In addition to satisfying the requirements under our Restated By-Laws, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934. If the Board chooses to present such proposal at the 2027 Annual Meeting, then the persons named in proxies solicited by the Board for the 2027 Annual Meeting may exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

The cost of solicitation of proxies will be borne by us. Brokers, nominees, fiduciaries or other custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by us for out-of-pocket and reasonable clerical expenses.

The Board does not intend to present at the Annual Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented at the Annual Meeting by others. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

We have filed an Annual Report on Form 10-K with the Securities and Exchange Commission for our fiscal year ended December 31, 2025. The information under the caption “Stock Compensation” in Note 5 to the Consolidated Financial Statements contained in the Annual Report on Form 10-K and the information under the caption “Employee Benefit Plans” in Note 7 to the Consolidated Financial Statement contained in the Annual Report on Form 10-K is incorporated by reference into this Proxy Statement. The Form 10-K is posted on our website at investors.badgermeter.com. You may also obtain a copy (without exhibits) of the Form 10-K without charge by writing to: Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245036, Milwaukee, WI 53224.

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Annual Report on Form 10-K and Proxy Statement to shareholders. Upon written or phone request, we will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered, or a single copy to any shareholders sharing the same address to whom multiple copies were delivered. Shareholders may notify us of their requests by writing or calling the Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245036, Milwaukee, WI, 53224; 414-355-0400.

By Order of the Board of Directors

William R. A. Bergum,
Secretary

March 13, 2026

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84122-P45441

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BADGER METER, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Todd A. Adams
02) Kenneth C. Bockhorst
03) Henry F. Brooks
04) Melanie K. Cook
05) Xia Liu
06) James W. McGill
07) Tessa M. Myers
08) James F. Stern
09) Glen E. Tellock

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐
3. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date